Exhibit 10.19

METALICO, INC.
EMPLOYEE INCENTIVE
STOCK OPTION AGREEMENT
     This Stock Option Agreement (this “Agreement”) is made ____________200___(the “Date of Grant”) between Metalico, Inc. (the “Company”), and _________(the “Grantee”). This Agreement is made pursuant to the Company’s 2006 Long-Term Incentive Plan (the “Plan”), the terms and provisions of which are incorporated herein by reference.
     1. Stock Option Award: The Company hereby grants to the Grantee and the Grantee hereby accepts, on the terms and conditions hereinafter set forth, the following option (“Option”) to purchase shares of the Company’s Stock (as defined in Section 2 of the Plan) (the “Option Shares”):
     ____________(_________) shares of the Company’s common stock under [an Incentive Stock Option] [a Non-Qualified Stock Option].
     2. Option Exercise Price: The Option exercise price per share of Stock is ______.
     3. Vesting of Option: Subject to the terms and restrictions set forth in Section 6 of the Plan and Section 6 of this Agreement, the Option shall become vested and exercisable over a three-year period, with 1/36 of the Option Shares vesting during each of the successive 36 months on the same day of the month as the Date of Grant of the Option, beginning in the month following the Date of Grant.
     4. Option Term. Option Shares that become exercisable pursuant to Section 3 of this Agreement may be purchased at any time during the Option Term, subject to the provisions of Section 3 hereof and all applicable provisions of the Plan. For purposes hereof, the Option Term shall commence on the Date of Grant and shall expire no later than midnight (prevailing local time at the Company’s principal offices) on the fifth (5th) anniversary thereof, unless terminated upon the Grantee’s termination from employment, the occurrence of a Forfeiture Event (pursuant to Section 10 of the Plan), or otherwise, in accordance with the applicable provisions of the Plan and this Agreement. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.
     5. Restrictions on Exercise: The Option will fully vest on _________, 20___, subject to the following provisions and restrictions:
     (a) Termination of Employment for Cause or Upon Occurrence of Forfeiture Event. In accordance with the terms and restrictions of Section 10 of the Plan, if Grantee’s employment is terminated for Cause (as defined in Section 2 of the Plan), or if any other Forfeiture Event occurs (as defined in Section 10 of the Plan), including but not limited to Grantee’s violation of the material terms of any employment or other agreement entered into with the Company, the unexercised portion of the Option, whether or not vested, shall be immediately forfeited and canceled. Furthermore, Grantee shall be subject to the forfeiture provisions of Section 10 of the Plan and, in accordance therewith, shall be obligated to repay the Company the total amount of Award Gain (as defined in Section 10(a)(ii) of the Plan) realized by Grantee upon the exercise of the Option.
     (b) Termination of Employment Due to Death or Disability. If Grantee’s employment termination occurs due to the Grantee’s death or Disability (as defined in Section 2 of the Plan), Grantee (or Grantee’s authorized representative) will be permitted to exercise the vested portion of Grantee’s Option until the earlier of: (i) the date which is twelve (12) months from the date of Grantee’s employment termination; and (ii) the expiration of the term of the Option. Any portion of the Option which is not vested as of Grantee’s employment termination date shall become immediately cancelled and of no further force or effect upon the date of the termination of Grantee’s employment.
     (c) Termination of Employment For Other Than Cause, Death or Disability. If Grantee’s employment with the Company is terminated for other than Cause, death or Disability, the portion of Grantee’s Option which is vested and unexercised as of the date of the Grantee’s employment termination may be exercised until the earlier of: (i) the date which is ninety (90) days after Grantee’s employment termination date; and (ii) the expiration of the term of the Option. Any Option or portion thereof which is not vested as of Grantee’s employment termination date shall become immediately cancelled and of no further force or effect upon the date of the termination of Grantee’s employment.
     (d) Nothing in this Section 5 of this Agreement shall extend the duration of any Option granted hereunder beyond the last date of the Option Term, unless such an extension is specifically authorized in writing by the Company’s Board of Directors (“Board”) or the Committee (as defined in Section 2 of the Plan).
     6. Incentive Stock Option Limitation: [Note: Section 6 is only applicable if Grantee is receiving an Incentive Stock Option under this Agreement, as indicated in Section 1 above.] Pursuant to Section 422(d) of the Internal Revenue Code of 1986, as amended (“Code”), to the extent the aggregate fair market value of Option Shares available for purchase under the Option awarded pursuant to this Agreement, when combined with the aggregate fair market value of Option Shares that Grantee may purchase under any previously received Incentive Stock Options, exceeds $100,000.00 and such Options are exercisable for the first time by Grantee during any calendar year, the portion of this Option representing such excess shall not be treated as an Incentive Stock Option and shall instead be treated as a Non-Qualified Stock Option under the applicable provisions of the Plan.
     7. Non-Transferable: Subject to the terms and restrictions of Section 11(b) of the Plan, Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or encumbered or subject to any lien, obligation or liability of the Grantee to any party (other than the Company or a subsidiary or affiliate thereof), whether by operation of law or otherwise, and shall be exercisable during the Grantee’s lifetime only by Grantee or his or her guardian or legal representative. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Plan or this Agreement, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.
     8. Adjustments and Corporate Reorganizations: In the event that any large, special and non-recurring dividend or other recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, make certain adjustments in accordance with the terms of Section 11(c) of the Plan, including but not necessarily limited to any or all of the following: (a) adjustment to the number and kind of shares of Stock which may be delivered in connection with the Option, and (b) adjustment to the exercise price or grant price relating to the Option or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k) of the Plan). The Committee’s determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
     9. Stock Options and Change in Control: In accordance with the terms and restrictions of Section 9 of the Plan, if there is a Change in Control of the Company (as defined in Section 9(c) of the Plan), the Option then issued and outstanding to Grantee shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the Option Term, subject to applicable restrictions set forth in Section 11(a) of the Plan, without regard to any termination of employment or service by the Grantee other than a termination for Cause.
     10. Exercise; Payment For and Delivery of Stock: This Option may be exercised by the Grantee or other person then entitled to exercise it by giving three (3) business days’ written notice to the Company, in accordance with the provisions of Section 15 of this Agreement, of the intent to exercise all or any portion of this

Option to purchase whole shares of the Company’s Stock. Such notice must: (a) specify the number of Option Shares to be exercised; (b) state the exercise price as provided in Section 2 of this Agreement; and (c) comply with such further requirements consistent with the Plan as the Company or the Committee may from time to time prescribe. The notice of exercise must be accompanied by a check payable to the order of the Company in payment of the full exercise price. In addition, as a condition of delivery of the Option Shares, if the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check payable to the order of the Company in payment of the full amount of such withholding.
     11. No Rights in Option Shares Before Issuance and Delivery: Neither the Grantee nor any other person shall be entitled to the rights and privileges of stock ownership in respect of any Option Shares issuable upon exercise of this Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Stock are entitled with respect to any such Option Shares, unless and until the date such shares have been issued and transferred to such person as fully paid shares.
     12. No Rights as Employee: This Agreement is not an employment agreement and no provisions hereof should be interpreted as such. No provisions of this Agreement shall provide a Grantee with any guarantee of future employment or confer any right to continue as an employee of the Company. Nothing in this Agreement shall interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. All matters concerning the employment relationship between the Company and the Grantee shall be governed by applicable law and the terms of a separate employment agreement, if any, between the parties.
     13. Requirements of Law and of Stock Exchanges: Upon the exercise of an Option at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Option Shares, the Grantee hereby represents and warrants for himself and his transferees by will or the laws of descent and distribution, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares are being acquired for investment purposes for Grantee’s personal account and not with a view toward the distribution thereof, and not with any present intention of distributing the same, and the Grantee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.
     No certificate or certificates for Option Shares purchased upon exercise of this Option shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless and until the Company and/or the Grantee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory body properly having jurisdiction, including but not limited to any securities exchange listing agreement to which the Company may be a party, unless the Company or the Committee has received evidence satisfactory to it that a prospective Grantee may acquire such shares pursuant to an exemption from such registration requirements under applicable securities laws. Any determination in this connection by the Company or the Committee shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares of Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.
     14. Restricted Stock Provisions: Shares of Stock issued on exercise of this Option may not be sold or otherwise transferred or hypothecated so long as the Stock is restricted. Any certificates evidencing shares of restricted Stock may contain such legends as the Company may deem necessary or advisable to reflect and give effect to the restrictions imposed thereon under this Agreement or the Plan.
     15. Notices: Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company’s principal offices located at 186 North Avenue East, Cranford, New Jersey 07016, or at such other address as the Company may designate by notice to the Grantee. Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.
     16. Governing Law: This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

     17. Construction: The construction of this Agreement is vested in the Board or the Committee, as applicable, and their respective construction shall be final and conclusive.
     18. Entire Agreement: This Agreement and the Plan contain all of the understandings and agreements between the Company and the Grantee concerning this Option and supersede all earlier agreements, negotiations and understandings, whether written or oral, between the parties with respect thereto. The Company and the Grantee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in the Agreement or the Plan.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

METALICO, INC.
By:
Name:
Title:

GRANTEE

Name: